UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In conjunction with the closing of the sale of its Global Software Services (“GSS”) Business (as defined in item 2.01 below), CSG Systems International, Inc. (“CSG”) took the following actions related to certain of its executive officers:

Mr. Alan Michels

CSG entered into a Separation Agreement and Release dated December 9, 2005 with Mr. Michels (the “Michels Separation Agreement”), CSG’s Executive Vice President and President of Worldwide Delivery for the GSS Division. Key terms of the Michels Separation Agreement are as follows:

•	Mr. Michels ended his employment with CSG effective upon the closing of the sale of the GSS Business on December 9, 2005.

•	Pursuant to the terms of Mr. Michels’ existing employment agreement with CSG, he was paid separation benefits of approximately $0.6 million.

•	25,000 and 35,000 shares of restricted stock that were granted on January 11, 2005, and March 25, 2005, respectively, will become fully vested, and the restrictions and forfeiture provisions associated with such shares will lapse, upon the expiration of the seven (7) day revocation period contained in the Michels Separation Agreement. CSG expects to recognize stock-based compensation expense of approximately $0.8 million related to this accelerated vesting.

•	The indemnification agreement between CSG and Mr. Michels dated as of January 1, 2005 will remain in effect in accordance with its terms after the termination of Mr. Michels’ employment with CSG.

A copy of the Michels Separation Agreement is attached hereto as Exhibit 10.74 and is hereby incorporated by reference.

Mr. John “Hank” Bonde

CSG’s Board of Directors authorized the company to enter into a Separation Agreement and Release (to be effective December 9, 2005) with Mr. Bonde (the “Bonde Separation Agreement”), CSG’s Executive Vice President and President of the GSS Division. Key terms of the Bonde Separation Agreement are expected to be as follows:

•	Mr. Bonde’s employment with CSG will end effective December 31, 2005.

•	Pursuant to the terms of Mr. Bonde’s existing employment agreement with CSG, he will be paid separation benefits of approximately $0.9 million, which are expected to be paid on or about the date of his termination of employment with CSG.

•	25,000 shares of restricted stock that were granted on June 30, 2005 will become fully vested, and the restrictions and forfeiture provisions associated with such shares will lapse, upon the expiration of the seven (7) day revocation period contained in the Bonde Separation Agreement. CSG expects to recognize stock-based compensation expense of approximately $0.4 million related to this accelerated vesting.

•	The indemnification agreement between CSG and Mr. Bonde dated as of January 1, 2005 will remain in effect in accordance with its terms after Mr. Bonde’s termination of employment with CSG.

In addition, CSG’s Board of Directors authorized the payment of incentive bonuses to certain members of CSG’s management team involved in the divestiture of the GSS Business, with payment of such bonuses contingent upon the closing of the sale of the GSS Business. The incentive bonuses, with related fringe benefits, will result in expense of approximately $1.3 million. These incentive bonuses include $400,000 for Mr. Ed Nafus, CSG’s Chief Executive Officer and President, $250,000 for Mr. Peter Kalan, CSG’s Executive Vice President and Chief Financial Officer, and $50,000 for Mr. Robert M. Scott, CSG’s Executive Vice President and President of the Broadband Services Division. The bonuses are expected to be paid in the first quarter of 2006 and are in addition to the incentive bonuses included in Mr. Nafus’, Mr. Kalan’s and Mr. Scott’s respective employment agreements with CSG.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 12, 2005, CSG issued a press release announcing that it had completed the previously announced sale of its GSS business to Comverse, Inc. (“Comverse”), a division of Comverse Technology, Inc., effective December 9, 2005. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

The GSS business purchased by Comverse consisted primarily of the following components: (i) the Kenan FX software and services portfolio that CSG acquired from Lucent Technologies in 2002, (ii) the Davinci Business that CSG acquired in 2002, (iii) the ICMS customer care and billing assets that CSG acquired from IBM in 2002, and (iv) certain corporate personnel and functions that directly supported the GSS business. These components are collectively referred to as the “GSS Business.” The sale of the GSS Business was completed in accordance with the terms and conditions of the Stock Purchase Agreement, as amended, between CSG and Comverse dated October 6, 2005 (the “Purchase Agreement”).

As consideration for the sale of the GSS Business, CSG received approximately $249 million in cash, subject to a post-closing purchase price adjustment to be determined within 60 days following the closing. CSG does not expect the purchase price adjustment to be material.

Copies of the Purchase Agreement and related amendment are attached hereto as Exhibits 2.40 and 2.40A, respectively, and are hereby incorporated by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

CSG expects to incur certain material nonrecurring charges in conjunction with the closing of the sale of the GSS Business as following:

•	A portion of the equity awards held by key members of the CSG’s management team include a change in control provision that was triggered upon the closing of the sale of the GSS Business. This includes members of CSG’s management in both CSG’s continuing operations and in the GSS Business. The change in control provision resulted in accelerated vesting as of December 9, 2005 for the equity awards impacted, and thus, deferred stock-based compensation expense (a non-cash expense) of $ 4.7 million related to the accelerated vesting of these equity awards will be recorded as stock-based compensation expense in the fourth quarter of 2005. Of this amount, $0.8 million will be reflected in discontinued operations, and $3.9 million in continuing operations.

•	As discussed in Item 1.01 above, CSG has entered into a separation agreement with one of its executive officers, and expects to enter into a similar separation agreement with another executive officer shortly. As a result, cash separation benefits of approximately $1.5 million and stock based compensation expense (a non-cash expense) of $1.2 million, related to the accelerated vesting of certain equity awards, are expected to be recorded in the fourth quarter of 2005. Of the total expense of $2.7 million related to these separation agreements, $1.4 million will be reflected in discontinued operations, and $1.3 million in continuing operations.

•	CSG has paid, or expects to pay shortly, retention bonuses of approximately $0.6 million to certain key GSS Business employees as an incentive for the individuals to remain employed with CSG through the closing of the sale of the GSS Business. These retention bonuses were offered in conjunction with CSG’s decision to sell the GSS Business, and were considered earned as of the closing of the sale of the GSS Business, and thus will be recorded as expense in the fourth quarter of 2005. This expense will be reflected in discontinued operations.

•

CSG’s Board of Directors authorized the payment of incentive bonuses for certain members of CSG’s management team involved in the divestiture of the GSS Business, with payment of such bonuses contingent upon the closing of the sale of the GSS Business. The incentive bonuses will result in an expense of approximately $1.3 million. CSG expects to pay the incentive bonuses in the first quarter of

2006. These incentive bonuses were considered earned as of the closing of the sale of the GSS Business, and will be recorded as expense in continuing operations in the fourth quarter of 2005.

•	CSG expects to involuntarily terminate approximately 20 people, with such involuntary terminations expected to be completed by the end of 2005, consisting principally of employees performing corporate support functions. CSG expects to incur restructuring charges related to these involuntary terminations of approximately $1.6 million in the fourth quarter of 2005, and expects the cash portion of these benefits to be substantially paid in the first half of 2006. Of the total expense related to this matter, approximately $1.0 million will be reflected in discontinued operations, and approximately $0.6 million in continuing operations.

Item 2.06	Material Impairments

CSG currently operates a corporate aircraft under a long-term operating lease. At this time, CSG expects to exercise a buyout provision included in the operating lease and then immediately sell the aircraft to an unrelated party on or about December 31, 2005. CSG expects to recognize a net cash loss of approximately $2.0 million in the fourth quarter of 2005 related to this transaction.

CSG’s continuing operations include the results of its plaNet Consulting Division (“plaNet”). PlaNet was acquired by CSG in 2001 and currently provides professional and consulting services to various clients. PlaNet’s operations are not material to CSG’s overall operations. At this time, CSG has decided to dispose of plaNet within the next year. As a result of this decision, CSG expects to recognize a non-cash charge ranging from $12 million to $13 million related to the write-down of plaNet’s long-lived assets (principally goodwill) in the fourth quarter of 2005. At this time, CSG does not expect the disposal of plaNet to have a material cash impact to CSG. Beginning in the fourth quarter of 2005, CSG expects to reflect plaNet’s results of operations as discontinued operations for all periods presented.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As discussed above, Mr. Michels ended his employment as an executive officer of CSG effective December 9, 2005, and Mr. Bonde’s employment as an executive officer of CSG is expected to end December 31, 2005. The text set forth in Item 1.01 regarding these changes to executive management and the related separation agreements is incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements give effect to the sale of the GSS Business. The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the sale of the GSS Business had been completed as of September 30, 2005. The unaudited “historical” condensed consolidated balance sheet included in the Pro Forma Condensed Consolidated Balance Sheet already separately classified the GSS Business assets and liabilities as GSS Business assets held for sale and liabilities related to the GSS Business assets held for sale, and were classified as current assets and current liabilities due to the expected timing of the closing of the transaction. The unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2004, is presented as if the sale of the GSS Business had been completed as of January 1, 2004. An unaudited pro forma condensed consolidated statement of income for the nine months ended September 30, 2005, is not presented in this Form 8-K as the unaudited Condensed Consolidated Statement of Income for the nine months ended September 30, 2005, included within CSG’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2005 (“CSG’s Third Quarter 10-Q”), already reflects the impact of the sale of the GSS Business for the entire period by separately presenting the results of operations of the GSS Business as discontinued operations.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with CSG’s consolidated financial statements as of December 31, 2004, including the notes thereto, included in CSG’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as the unaudited condensed consolidated financial statements as of September 30, 2005, including the notes thereto, included in CSG’s Third Quarter 10-Q.

In the opinion of management, the accompanying unaudited pro forma condensed consolidated financial statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of the GSS Business on the historical financial information of CSG. The adjustments are described in the notes to unaudited pro forma condensed consolidated financial statements and are set forth in the “Pro Forma Adjustments” column.

The pro forma adjustments are based upon available information and certain assumptions that CSG believes are reasonable under the circumstances. The actual amounts could differ from these estimates. The pro forma financial information is for informational purposes only and does not purport: (i) to present what CSG’s results would actually have been had the sale of the GSS Business actually occurred on the dates presented; or (ii) to project CSG’s results of operations or financial position for any future period.

CSG SYSTEMS INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2005

(in thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$120,073	$243,272	(b) (g)	$363,345
Short-term investments	41,363	—		41,363

Total cash, cash equivalents and short-term investments	161,436	243,272		404,708
Trade accounts receivable-
Billed, net of allowance	95,897	—		95,897
Unbilled and other	6,911	—		6,911
Deferred income taxes	10,044	—		10,044
Other current assets	8,183	—		8,183
GSS Business assets held for sale	301,100	(301,100)	(a)	—

Total current assets	583,571	(57,828)		525,743
Property and equipment, net of depreciation	21,010	—		21,010
Software, net of amortization	—	—		—
Goodwill	12,816	—		12,816
Client contracts, net of amortization	45,919	—		45,919
Deferred income taxes	35,883	(197)	(e) (g) (h)	35,686
Other assets	6,532	—		6,532

Total assets	$705,731	$(58,025)		$647,706

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$19,235	$—		$19,235
Trade accounts payable	13,101	—		13,101
Accrued employee compensation	26,175	3,375	(g)	29,550
Deferred revenue	12,056	—		12,056
Income taxes payable	11,485	10,839	(e) (g) (h)	22,324
Other current liabilities	11,091	5,039	(c)	16,130
Liabilities related to GSS Business assets held for sale	82,722	(82,722)	(a)	—

Total current liabilities	175,865	(63,469)		112,396

Non-current liabilities:
Long-term debt	230,000	—		230,000
Deferred revenue	5,889	—		5,889
Other non-current liabilities	2,233	—		2,233

Total non-current liabilities	238,122	—		238,122

Total liabilities	413,987	(63,469)		350,518

Total stockholders’ equity:
Common stock	605	—		605
Additional paid-in capital	311,160	4,560	(g) (h)	315,720
Deferred employee compensation	(51)	—		(51)
Treasury stock	(281,977)	—		(281,977)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	4	—		4
Cumulative translation adjustments	6,732	(6,732)	(d)	—
Accumulated earnings	255,271	7,616	(d) (f) (g) (h)	262,887

Total stockholders’ equity	291,744	5,444		297,188

Total liabilities and stockholders’ equity	$705,731	$(58,025)		$647,706

The accompanying notes are an integral part of these pro forma financial statements.

CSG SYSTEMS INTERNATIONAL, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2004

(in thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Processing and related services	$327,094	$—		$327,094
Software, maintenance and services	202,652	(166,446)	(i)	36,206

Total revenues	529,746	(166,446)		363,300

Cost of revenues:
Processing and related services	147,789	(248)	(i)	147,541
Software, maintenance and services	129,387	(94,326)	(i)	35,061

Total cost of revenues	277,176	(94,574)		182,602

Gross margin (exclusive of depreciation)	252,570	(71,872)		180,698

Operating expenses:
Research and development	59,022	(27,121)	(i)	31,901
Selling, general and administrative	90,416	(47,931)	(i)	42,485
Depreciation	15,091	(4,540)	(i)	10,551
Restructuring charges	2,694	(1,402)	(i)	1,292

Total operating expenses	167,223	(80,994)		86,229

Operating income	85,347	9,122		94,469

Other income (expense):
Interest expense	(10,334)	73	(i)	(10,261)
Write-off of deferred financing costs	(6,569)	—		(6,569)
Interest and investment income, net	1,850	(875)	(i)	975
Other, net	(1,088)	798	(i)	(290)

Total other	(16,141)	(4)		(16,145)

Income from continuing operations before income taxes	69,206	9,118		78,324
Income tax provision	(22,022)	(6,568)	(i)	(28,590)

Income from continuing operations	$47,184	$2,550	(j)	49,734

Basic earnings (loss) per common share:
Income from continuing operations	$0.93			$0.99

Weighted-average common shares	50,477			50,477

Diluted earnings (loss) per common share:
Income from continuing operations	$0.92			$0.97

Weighted-average common shares	51,223			51,223

The accompanying notes are an integral part of these pro forma financial statements.

CSG SYSTEMS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements reflect the sale by CSG Systems International, Inc. (“CSG”) of its Global Software Services (“GSS”) business to Comverse, Inc. (“Comverse”), a division of Comverse Technology, Inc. The GSS business purchased by Comverse consisted primarily of the following components: (i) the Kenan FX software and services portfolio that CSG acquired from Lucent Technologies in 2002, (ii) the Davinci Business that CSG acquired in 2002, (iii) the ICMS customer care and billing assets that CSG acquired from IBM in 2002, and (iv) certain corporate personnel and functions that directly supported the GSS business. These components are collectively referred to as the “GSS Business.” The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 assumes the sale of the GSS Business had been completed as of September 30, 2005. The accompanying unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2004 assumes the sale of the GSS Business had been completed as of January 1, 2004.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

(a)	Elimination of the GSS Business assets and liabilities as of September 30, 2005.

(b)	Net proceeds from the sale of the GSS Business (net of estimated costs to sell of $4.4 million).

(c)	Recognition of liabilities related to certain indemnifications provided by CSG to Comverse that continue after the close of the sale of the GSS Business.

(d)	Removal of the currency translation adjustment related to the GSS Business.

(e)	Expected impact on income taxes of the estimated gain from the sale of the GSS Business.

(f)	Recognition of the estimated gain on sale of the GSS Business, net of income taxes.

(g)	Nonrecurring charges resulting directly from the sale of the GSS Business (See Note 3).

(h)	Reversal of stock-based compensation related to GSS Business employees that were terminated from CSG and transferred to Comverse.

(i)	Elimination of revenues, operating expenses, and other income (expense) related to the GSS Business for the year presented.

(j)	Income tax benefit is recorded using the effective income tax rate attributable to discontinued operations.

3.	NONRECURRING CHARGES

CSG has incurred certain nonrecurring charges resulting directly from the sale of the GSS Business. Those charges, totaling approximately $10.3 million are discussed in greater detail above in Item 2.05 of this report and include: (i) stock-based compensation expense as the result of the sale of the GSS Business triggering change of control provisions in equity awards held by key members of CSG’s management team; (ii) termination benefits under employment agreements for two members of GSS Business executive management; (iii) retention bonuses for certain key GSS Business employees; (iv) incentive bonuses for certain members of CSG management involved in the sale of the GSS Business; and (v) termination benefits for corporate personnel involuntarily terminated as the result of the sale of the GSS Business. These nonrecurring charges have been reflected in the accompanying unaudited Pro

Forma Condensed Consolidated Balance Sheet, but have not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2004.

(c) Exhibits

2.40	Securities Purchase Agreement by and among, Comverse, Inc., as Purchaser, CSG Software, Inc., CSG Americas Holdings, Inc., CSG Netherlands BV, CSG Technology Limited, the Companies to be Acquired, and CSG Systems International, Inc. and CSG Netherlands CV, Acting Through its General Partner, CSG International Holdings, LLC, as Sellers, dated October 6, 2005.

2.40A	Amendment to Securities Purchase Agreement, dated December 9, 2005.

10.74	Separation Agreement and Release with Mr. Alan Michels, dated December 9, 2005.

99.1	Press release of CSG Systems International, Inc., dated December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal
Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

2.40	Securities Purchase Agreement by and among, Comverse, Inc., as Purchaser, CSG Software, Inc., CSG Americas Holdings, Inc., CSG Netherlands BV, CSG Technology Limited, the Companies to be Acquired, and CSG Systems International, Inc. and CSG Netherlands CV, Acting Through its General Partner, CSG International Holdings, LLC, as Sellers, dated October 6, 2005.

2.40A	Amendment to Securities Purchase Agreement, dated December 9, 2005.

10.74	Separation Agreement and Release with Mr. Alan Michels dated December 9, 2005.

99.1	Press release of CSG Systems International, Inc. dated December 12, 2005.